Exhibit 10.9

10.9    Letter Agreement between Altus Explorations, Inc. and CodeAmerica Investments LLC dated April 14, 2006 reference settlement and full satisfaction of principal and interest amounts due by Altus to CodeAmerica pursuant to its Loan Agreement through the transfer of Altus’ interests in the Kansas Lake Creek Prospect to CodeAmerica.

April 14, 2006

THIS AGREEMENT MADE AS OF THE 14h DAY OF APRIL 2006 AND EFFECTIVE 31st DECEMBER 2005 (the "Effective Date").
BETWEEN:

ALTUS EXPLORATIONS INC., a company duly incorporated under the laws of Nevada, having its registered and records office at 880 - 50 West Liberty Street, Reno, Nevada 89501
(hereinafter referred to as the "Company")
AND:

CODEAMERICA INVESTMENTS, LLC, a limited liability company duly incorporated under the laws of Nevada, located at 8900 Germantown Road, Suite 100, Olive Branch, Mississippi 38654.
(hereinafter referred to as the "Lender")

WHEREAS:

A.            The Lender has advanced Funds to Company as required by Company in its ordinary course of business to meet its operating and capital expenditure obligations pursuant to the Loan Agreement between Company and Lender dated February 4, 2005 (the “Loan Agreement”);

B.                     The Company has an outstanding principal balance due Lender at December 31, 2005 totaling $242,600 and accrued interest totaling $21,332 under the Loan Agreement;

C.                     Company holds oil and gas investments in the Kansas Lake Creek Prospect, and Company utilized funds loaned to Company under the Loan Agreement to fund its participation in the drilling and development of the Lake Creek Prospect;

D.                     Company granted Lender, under the Loan Agreement, a general security interest in all present and after acquired assets of the Company that are not otherwise pledged or used as collateral for other financing transactions of Company; and

E.                      Company and Lender desire to fully satisfy and extinguish the outstanding principal and interest amounts totaling $263,932 due Lender by Company at December 31, 2005;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the receipt of which is hereby acknowledged by each of the parties hereto, the parties hereto agree each with the other (the "Agreement") as follows:

1.	Company transfers all its interests, rights and title to all lease and oil and gas investments held by the Company in the Kansas Lake Creek Prospect;

2.	Lender releases its security interests in all present and after acquired assets of Company granted pursuant to the Loan Agreement;

3.	Lender and Company agrees that the outstanding principal and interest balances due Lender by Company at December 31, 2005 totaling $263,932 is fully satisfied and extinguished;

4.	Company and Lender will execute and deliver all such documents and instruments and do all such acts and things as may be reasonably required to carry out the full intent and meaning of this Agreement;

5.	For purpose of this Agreement, time is of the essence;

6.	This Agreement shall be construed in accordance with the laws of the State of Texas; and

7.
This Agreement may be signed by the parties in as many counterparts as may be deemed necessary, each of which so signed shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument;

IN WITNESS WHEREOF the undersigned have executed this Agreement.

ALTUS EXPLORATIONS, INC.

/ s / Greg A. Thompson

By: Greg A. Thompson

Its: President

CODEAMERICA INVESTMENTS, LLC :

/ s / W. Milton Cox

By: Wm Milton Cox

Its: Managing Member and CEO